Proxy Statement Pursuant to Section 14(a) of the Securities
            Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement [ ] Confidential, For Use of the
                                    Commission Only (as permitted
                                        by
                                    Rule14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Under Rule 14a-12

                   Park Electrochemical Corp.
        (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, If Other than
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee  computed  on  table below per Exchange  Act  Rules  14a-
     6(i)(1) and 0-11.

(1) Title  of  each  class  of securities to  which  transactions applies:
________________________________________________________________

(2) Aggregate number of securities to which transaction applies:
________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________

(4) Proposed maximum aggregate value of transaction:
________________________________________________________________

(5) Total fee paid:
________________________________________________________________

[ ] Fee paid previously with preliminary materials:
________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:
      _

   (2) Form, Schedule or Registration Statement No.:
      _

   (3) Filing Party:
      _

   (4) Date Filed:
APPENDIX  to electronically filed Proxy Statement dated June  10,
2002   of   Park  Electrochemical  Corp.  listing   all   graphic
information included in such Proxy Statement:

1. Stock Performance Graph appearing on page 18 of Proxy Statement dated June 10, 2002 comparing the yearly percentage change in the cumulative total shareholder return on the Registrant's Common Stock with the cumulative total return of the New York Stock Exchange Market Index and a Media General Financial Services Index for electronic components and accessories manufacturers comprised of the Company and 266 other companies for the period of the Company's five fiscal years commencing March 3, 1997 and ending March 3, 2002, assuming that $100 had been invested in the Company's Common Stock and each index on February 28, 1997 and that all divi dends on the Company's Common Stock and on each stock included in each index were reinvested.

   Such graph shows that such $100 invested in the Company's Common Stock would have had a value of $133.37 on March 1, 1998, $114.83 on February 28, 1999, $96.95 on February 27,
   2000,  $216.98 on February 25, 2001 and $169.08  on  March  3,
   2002, that such $100 invested in the Media General Financial Services Index would have had a value of $120.10, $144.79, $427.49, $187.13 and $162.10, respectively, on such dates and that such $100 invested in the New York Stock Exchange Market Index would have had a value of $132.69, $145.88, $147.72, $158.52 and $148.85, respectively, on such dates.


                    PARK ELECTROCHEMICAL CORP.
                         5 Dakota Drive
                  Lake Success, New York  11042



            Notice of Annual Meeting of Shareholders
                          July 17, 2002
                               ___



      The Annual Meeting of Shareholders of PARK ELECTROCHEMICAL CORP. (the "Company") will be held at The Bank of New York, One Wall Street - 47th Floor, New York, New York (attendees must use the 80 Broadway entrance) on July 17, 2002, at 2:00 o'clock P.M., New York time (this time is different from the time of past meetings), for the purpose of considering and acting upon the following:

        1. The election of five (5) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified.

        2. The approval of the Company's 2002 Stock Option Plan.

        3. The transaction of such other business as may properly come before the meeting.

     Only holders of record of Common Stock at the close of business on May 21, 2002 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.


                              By Order of the Board of Directors,





                                    Stephen E. Gilhuley
                                   Senior Vice President,
                               Secretary and General Counsel







Dated:  June 10, 2002




ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.




                   PARK ELECTROCHEMICAL CORP.
                         5 Dakota Drive
                  Lake Success, New York  11042

                  P R O X Y  S T A T E M E N T
                 Annual Meeting of Shareholders
                          July 17, 2002


      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Park Electrochemical Corp. (the "Company") of proxies with respect to the Annual Meeting of Shareholders of the Company to be held on July 17, 2002, and any adjournment or postponement thereof (the "Meeting"). Any shareholder giving such a proxy (the form for which is enclosed with this Proxy Statement) has the power to revoke the same at any time before it is voted by (i) delivering written notice of such revocation bearing a later date than the proxy to the Secretary of the Company, (ii) submitting a later-dated proxy, or (iii) attending the Meeting and voting in person.

      This Proxy Statement and the accompanying form of proxy are first being mailed on or about June 10, 2002 to all shareholders of record as of the close of business on May 21, 2002.

                        VOTING SECURITIES

     As of May 21, 2002, the outstanding voting securities of the Company consisted of 19,514,108 shares of Common Stock, par value $.10 per share, of the Company (the "Common Stock"), each share of which, held of record at the close of business on May 21, 2002, is entitled to one vote. Presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes, if any, will be included for purposes of determining a quorum. With respect to the election of directors and the proposed approval of the 2002 Stock Option Plan, abstentions and broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the votes, except, in the case of the 2002 Stock Option Plan, as described elsewhere in this Proxy Statement under the caption "Approval of the Company's 2002 Stock Option Plan-- Vote Required".

     As of May 21, 2002, all executive officers and directors of the Company as a group (11 persons) beneficially owned an aggregate of 2,521,104 shares of Common Stock (including options to purchase an aggregate of 602,749 shares), constituting approximately 12.5% of the outstanding shares of Common Stock (giving effect to the exercise of such options).

                         STOCK OWNERSHIP

Principal Shareholders

      The following table sets forth information as of May 21, 2002 with respect to each person (including any "group" of persons as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), who is known to the Company to be the beneficial owner (for purposes of the rules of the Securities and Exchange Commission) of more than 5% of the outstanding shares of Common Stock as of that date.



                           Amount and
                            Nature of   Percent
 Name and Address          Beneficial      of
of Beneficial Owner         Ownership    Class

Jerry Shore               1,746,042(a)  8.9%
5 Dakota Drive
Lake Success, NY 11042

(a) Includes 90,000 shares of Common Stock which Jerry Shore may acquire pursuant to options, 168,615 shares owned by a member of Jerry Shore's family, of which he disclaims beneficial ownership, and 45,129 shares owned by a foundation, of which he disclaims beneficial ownership.

Ownership of Directors and Executive Officers

      The following table sets forth information as of May 21, 2002 with respect to shares of Common Stock beneficially owned (for purposes of the rules of the Securities and Exchange Commission) by each director and nominee, by each executive officer of the Company who is identified in the Summary Compensation table elsewhere in this Proxy Statement and by all directors, nominees and executive officers of the Company as a group.

                                 Amount and
                                 Nature of     Percent
                                 Beneficial      of
Name of Beneficial Owner          Ownership      Class

Mark S. Ain                     18,750(a)           *
Anthony Chiesa                  116,250(b)          *
Lloyd Frank                     19,125(c)           *
Brian E. Shore                  470,972(d)        2.4%
Jerry Shore                     1,746,042(e)      8.9%
Emily J. Groehl                 31,405(f)           *
John Jongebloed                 16,200(g)           *
Thomas T. Spooner               29,184(h)           *
Gary M. Watson                  14,500(i)           *
All directors and executive
officers as a group
(11 persons)                  2,521,104(j)      12.5%

*    Less than 1%
(a)  Consists of shares which Mark S. Ain may acquire pursuant to options.
(b)  Includes  3,750  shares  which Anthony  Chiesa  may  acquire pursuant to options.
(c)  Includes  13,125  shares  which  Lloyd  Frank  may   acquire
     pursuant to options and 3,000 shares owned by a member of Lloyd Frank's family, of which he disclaims beneficial ownership.
(d) Includes 373,000 shares which Brian E. Shore may acquire pursuant to options.
(e) See note (a) to the table under "Stock Ownership-Principal Shareholders" for information with respect to these shares.
(f) Includes 16,696 shares which Emily J. Groehl may acquire pursuant to options.
(g) Includes 14,400 shares which John Jongebloed may acquire pursuant to options.
(h) Includes 28,845 shares which Thomas T. Spooner may acquire pursuant to options.
(i) Includes 13,750 shares which Gary M. Watson may acquire pursuant to options.
(j) Includes 1,918,355 shares owned by directors, nominees, and executive officers and 602,749 shares issuable to directors, nominees and executive officers upon exercise of options that are exercisable as of May 21, 2002 or become exercisable within 60 days thereafter.

                      ELECTION OF DIRECTORS

      The Board to be elected at the Meeting consists of five members. Proxies will be voted in accordance with their terms and, in the absence of contrary instructions, for the election as directors of the nominees whose names appear in the following table, to serve for the ensuing year and until their successors are elected and qualified. Should any of the nominees not remain a candidate at the time of the Meeting (a situation which is not now anticipated), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substituted nominees. The five nominees who receive a plurality of the votes cast at the Meeting in person or by proxy shall be elected. Each of the nominees is presently a member of the Board.

                Principal Occupation; Positions
                 and Offices with the Company;             Director
 Name                  Other Directorships          Age     Since

Mark S. Ain    Chief Executive Officer and           59     1998
               Chairman  of the Board  of  Kronos
               Incorporated,  a  manufacturer  of
               computerized systems for time  and
               labor management,   Chelmsford,
               Massachusetts; and a  director  of
               KVH   Industries,  Inc.  and   LTX
               Corporation

Anthony Chiesa Former Vice President of the          81     1954
               Company

Lloyd Frank    Partner, Jenkins & Gilchrist          76     1985
               Parker Chapin LLP, New York  City;
               and director  of  DryClean,  USA
               Inc. and Volt Information
               Sciences, Inc.

Brian E. Shore President and Chief Executive         50     1983
               Officer of the Company

Jerry Shore    Chairman of the Board of the          76     1954
               Company
____________


      Each of the persons named in the above table has had the principal occupation set forth opposite his name for at least the past five years. Jenkins & Gilchrist Parker Chapin LLP, a law firm of which Lloyd Frank is a partner, was retained to provide counsel to the Company during its last fiscal year and the Company has retained this firm during its current fiscal year.

      There are no family relationships among any of the persons named in the above table or among any of such persons and any of the other executive officers of the Company, except that Jerry
Shore is the father of Brian E. Shore.

      The Company's Audit Committee currently consists of Mark S. Ain, Anthony Chiesa and Lloyd Frank. The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board, a copy of which was attached as Appendix A to the Company's Proxy Statement for its Annual Meeting of Shareholders held on July 18, 2001, as required by rules of the Securities and Exchange Commission, and are described elsewhere in this Proxy Statement under the caption "Other Matters - Audit Committee Report". The Audit Committee also issues the Audit Committee Report required to be included in the Company's Proxy Statement by rules of the Securities and Exchange Commission. The Audit Committee Report for the Company's 2002 fiscal year is set forth under the caption "Other Matters - Audit Committee Report" elsewhere in this Proxy Statement.

     The Company has a Compensation Committee and a Stock Option Committee, each consisting of Anthony Chiesa, Lloyd Frank and Jerry Shore. Their functions are described elsewhere in this Proxy Statement under the caption "Executive Compensation-- Compensation Report". The Company does not have a nominating committee.

      During the Company's last fiscal year, the Board of Directors met eight times and authorized action by unanimous written consent on five occasions, the Audit Committee met three times, the Compensation Committee met once and authorized action by unanimous written consent once, and the Stock Option Committee met twice and authorized action by unanimous written consent once. Each of the directors attended at least 75% of the meetings held by the Board and each committee thereof of which he was a member during the Company's last fiscal year.

      Each director who is not an employee of the Company or any of its subsidiaries receives a fee of $10,000 per annum for his services as a director and is reimbursed for travel expenses incurred in attending meetings of the Board of Directors of the Company.

      On July 19, 2001, Messrs. Ain, Chiesa and Frank each received a nonqualified stock option for 3,000 shares of Common Stock at an exercise price of $23.60 per share under the Company's 1992 Stock Option Plan, as amended. Each of these options expires on July 19, 2011, and each is exercisable 25 percent after one year from date of grant, 50 percent after two years from date of grant, 75 percent after three years from date of grant and 100 percent after four years from date of grant.



                     EXECUTIVE COMPENSATION

Summary Compensation

      The following table shows the compensation for each of the three most recent fiscal years for the Company's Chief Executive Officer and the four other most highly compensated executive officers who were serving in such capacities at the end of the Company's most recent fiscal year.


                                    Annual Compensation
                              ----------------------------------
                                                         Other
Name and                 Year                           Annual
Principal Position       (a)     Salary     Bonus    Compensation
Brian E. Shore(c)        2002   $364,640  $  -0-         $-0-
 President and Chief     2001    357,760   200,000        -0-
 Executive Officer       2000    344,000   175,000        -0-

Emily J. Groehl(d)       2002    214,968     -0-          -0-
 Senior Vice President,  2001    210,912   175,000        -0-
 Sales and Marketing     2000    202,800   125,000        -0-

John Jongebloed(d)       2002    168,173     -0-          -0-
 Senior Vice President,
 Global Logistics

Thomas T. Spooner(d)     2002    161,793     -0-          -0-
 Senior Vice President,  2001    158,740    90,000        -0-
 Corporate and           2000    152,635    75,000        -0-
 Technology Development

Gary M. Watson(d)        2002    203,846     -0-          -0-
 Senior Vice President,  2001    141,698   100,000        -0-
 Engineering and
 Technology


                           Long-Term
                         Compensation
                            Awards
                          Securities
                          Underlying    All Other
Name and                   Options/     Compensation
Principal Position          SARs(#)         (b)
Brian E. Shore(c)           40,000      $  8,500
 President and Chief        75,000        17,000
 Executive Officer          60,000        11,200

Emily J. Groehl(d)          15,000         8,500
 Senior Vice President,     11,250        17,000
 Sales and Marketing        22,500        11,200

John Jongebloed(d)          15,000         8,409
 Senior Vice President,
 Global Logistics

Thomas T. Spooner(d)        10,000         8,090
 Senior Vice President,     11,250        17,000
 Corporate and              22,500        11,200
 Technology Development

Gary M. Watson(d)           10,000         8,500
 Senior Vice President,     22,500         -0-
 Engineering and
 Technology

The salary amounts for Messrs. Shore and Spooner and Ms. Groehl for the 2002 fiscal year are more than the salary amounts for the 2001 fiscal year not because of any salary increases, but because the 2002 fiscal year consisted of 53 weeks while the 2001 fiscal year consisted of 52 weeks; and the salary amount for Mr. Watson is more for the 2002 fiscal year than for the 2001 fiscal year because he was employed by the Company for only part of the 2001 fiscal year. None of the named executive officers has received any salary increase since February 28, 2000.

(a) Information is provided for the Company's fiscal years ended
   March 3, 2002, February 25, 2001 and February 27, 2000, respectively.

(b) Includes  the amounts of the Company's annual contributions to the Company's Employees' Profit Sharing Plan which were accrued for the accounts of the named executive officers for the fiscal years shown. These amounts vest in accordance with a graduated scale based on years of service of the employee with the Company. Substantially all full-time employees of the Company and its subsidiaries in the United States participate in the Company's Employees' Profit Sharing Plan, which is intended to provide retirement benefits to such employees and which is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). The amounts of contributions, if any, by the Company and its subsidiaries to the accounts of
   participating  employees  are  percentages  of  the   eligible
   compensation of the participating employees up to a maximum amount of compensation for each employee established under the Internal Revenue Code of 1986, which was $170,000 for each of the Company's two most recent fiscal years and $160,000 for the fiscal year ended February 27, 2000. The percentages of compensation contributed to the Plan, which are determined each year by the Board of Directors of the Company, may vary between the Company and each subsidiary, but the percentage must be the same for each participating employee of the Company or the subsidiary, as the case may be.

(c) The Compensation Committee of the Board awarded Mr. Shore a performance bonus of $250,000 for the fiscal year ended February 25, 2001, but Mr. Shore decided to limit his bonus to $200,000 for 2001 and to waive $50,000 of such bonus.

(d) Ms. Groehl and Mr. Spooner became executive officers of the Company on May 24, 1999. Mr. Jongebloed became an executive officer on July 18, 2001, but the salary shown for him is the salary paid to him by the Company for the entire 2002 fiscal year. Mr. Watson became an employee and an executive officer on June 28, 2000, and the salary shown for him for 2001 is the total amount of salary paid to him by the Company for the 2001 fiscal year. Mr. Spooner's title was Senior Vice President, Technology until May 2001, and Mr. Watson's title was Senior Vice President, Engineering until May 2001. Under the Securities and Exchange Commission's rules regarding the disclosure of executive compensation, no information is required to be provided for Messrs. Jongebloed and Watson for prior years during which such persons were not executive officers.


Stock Options

      The Company's 1992 Stock Option Plan provided until March 24, 2002 for the grant to key employees of the Company of both options which qualify as incentive stock options under the Internal Revenue Code of 1986 and non-qualified stock options. See "Approval of the Company's 2002 Stock Option Plan" elsewhere in this Proxy Statement. The 1992 Stock Option Plan is administered by the Stock Option Committee.

     The following table provides information with respect to options to purchase shares of Common Stock granted pursuant to the 1992 Stock Option Plan to the named executive officers during the Company's last fiscal year.

                     Option/SAR Grants in Last Fiscal Year
                     -------------------------------------
                 Number of
                Securities       % of
                Underlying       Total
                Options/SARs   Options/SARs   Exercise
                  Granted       Granted to    or Base
                    (#)       Employees in     Price
Name                (a)       Fiscal Year     ($/sh.)     Expiration
                                                             Date
Brian E. Shore    40,000        15.2%         $23.60    July 19, 2011
Emily J. Groehl   15,000         5.7%          23.60    July 19, 2011

John Jongebloed   15,000         5.7%          23.60    July 19, 2011

Thomas T. Spooner 10,000         3.8%          23.60    July 19, 2011

Gary M. Watson    10,000         3.8%          23.60    July 19, 2011

    Option/SAR Grants in Last Fiscal Year
    -------------------------------------
                    Potential Realizable Value
                    at Assumed Annual Rates of
                   Stock Price Appreciation for
                          Option Term (b)
Name               0%($)    5%($)      10%($)
Brian E. Shore     $-0-   $593,677  $1,504,493
Emily J. Groehl     -0-    222,629     564,185

John Jongebloed     -0-    222,629     564,185

Thomas T. Spooner   -0-    148,419     376,123

Gary M. Watson      -0-    148,419     376,123

(a) Options become exercisable 25% one year from the date of grant with an additional 25% exercisable each succeeding anniversary of the date of grant. The Company has not granted stock appreciation rights.

(b) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options at the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the life of the options. This schedule does not take into account provisions of the options providing for termination of the option following termination of employment, nontransferability or vesting over periods of four years. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the
   Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. The column indicating 0% appreciation is included to reflect the fact that a zero percent gain in stock price will result in zero dollars for the optionee. No gain to the optionees is possible without an increase in stock price, which will benefit all shareholders commensurately.

Aggregated  Option Exercises in the Last Fiscal Year  and  Fiscal
Year-End Option Values

      The following table provides information regarding the pre-tax value realized from the exercise of stock options by the named executive officers during the Company's last fiscal year and the value of unexercised options held by the such executive officers as of the end of such fiscal year.

                      Shares                     Number of Securities
                     Acquired      Value        Underlying Unexercised
                   On Exercise    Realized    Options/SARs at FY-End (#)
Name                  (#)(a)        $(b)      Exercisable  Unexercisable
Brian E. Shore        24,000     $482,000      314,250      141,250
Emily J. Groehl       14,709      158,876        5,821       36,188
John Jongebloed        -0-          -0-          5,212       28,313
Thomas T. Spooner      -0-          -0-         17,157       30,438
Gary M. Watson         -0-          -0-          5,625       26,875

                         Value of Unexercised
                      In-the-Money Optoins/SARs
                           at FY-End ($)(c)
Name                Exercisable     Unexercisable
Brian E. Shore      $3,573,497      $1,093,787
Emily J. Groehl         28,340         156,546
John Jongebloed         51,936         168,216
Thomas T. Spooner      165,266         221,897
Gary M. Watson           -0-            23,600

(a) The Company has not granted stock appreciation rights.

(b) Value realized equals market value of the underlying shares on the date of exercise, less the exercise price, times the number of shares acquired, without deducting any taxes paid by the employee.

(c)  Value  of  unexercised options equals market  value  of  the shares  underlying "in-the-money" options  at  March  3,  2002
   ($25.96), less exercise price, times the number of options outstanding.


Equity Compensation Plan Information

      The following table provides information as of the end of the Company's most recent fiscal year with respect to compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance.

                      Number of      Weighted-         Number of
                    securities to     average         securities
                    be issued upon   exercise     remaining available
                     exercise of     price of     for future issuance
                     outstanding    outstanding      under equity
                       options,      options,     compensation plans
  Plan category      warrants and  warrants and       (excluding
                        rights        rights          securities
                                                  reflected in column
                                                         (A))
                         (A)            (B)               (C)
Equity
compensation plans
approved by
security holders
(a)                   1,446,463       $19.32              -0-

Equity
compensation plans
not approved by
security holders
(a)                      -0-            -0-               -0-

     Total            1,446,463       $19.32              -0-
---------------

(a)The Company's only equity compensation plans are its 1992 Stock Option Plan, which was approved by the Company's shareholders in July 1992, and its 1982 Stock Option Plan, which was approved by the Company's shareholders in July 1982. Authority to grant additional options under the 1982 Plan expired in 1992, and all options granted under the 1982 Plan expired in March 2002 or earlier; and authority to grant additional options under the 1992 Plan expired on March 24, 2002, and all options granted under the 1992 Plan will expire in March 2012 or earlier. See "Approval of the Company's 2002 Stock Option Plan" elsewhere in this Proxy Statement.


Employment and Consulting Agreements

     Jerry  Shore,  Chairman of the Board, was President  of  the
Company until March 4, 1996 and Chief Executive Officer of the Company until November 19, 1996. In accordance with the provisions of an amended and restated employment agreement between Jerry Shore and the Company, as amended, Jerry Shore is serving as Chairman of the Board, and effective as of March 3, 1997, the first day of the Company's 1998 fiscal year, he retired from full-time employment with the Company and commenced serving as a consultant for a term of five years. In accordance with the employment agreement, he is being paid an annual consulting fee equal to 60% of his base salary in effect under the agreement at the time of his retirement, subject to an indexed cost of living increase. During the 2002 fiscal year, the Company paid him a consulting fee of $244,229. In October 1997, in connection with the Company's agreement to participate in a split dollar life insurance agreement for Jerry Shore's benefit as discussed below, Jerry Shore agreed to extend his consulting term for an additional year and agreed not to compete with the Company during the consulting term.

     In October 1997, the Company entered into a split-dollar life insurance agreement with a trust established by Jerry Shore for the benefit of his descendants, of which Jerry Shore's children, including Brian E. Shore, are the trustees. Pursuant to this agreement, the Company pays to Jerry Shore an amount equal to the portion of the annual premiums on two life insurance policies held in the trust that represents the "economic benefit" to Jerry Shore calculated in accordance with United States Treasury Department rules then in effect ($24,492 in the 2002 fiscal year), and the Company pays the balance of the annual premiums on the policies to the insurers ($104,360 in the 2002 fiscal year). Both policies are joint life policies payable on the death of the survivor of Jerry Shore and his spouse, with an aggregate face value of $5 million. The aggregate amount of the premiums on the policies paid by the Company constitutes indebtedness from the trust to the Company and is secured by collateral assignments of the policies. Upon the termination of the split-dollar life insurance agreement, whether by the death of the survivor of the insureds or the earlier termination of the agreement, the Company is entitled to be repaid by the trust the amount of such indebtedness.

Board and Compensation Committee Report on Executive Compensation

     Compensation of the Company's executive officers is composed of salary, annual cash bonuses, stock options and the Company's Profit Sharing Plan. The Board has a Compensation Committee which considers and takes any necessary action regarding the compensation of the Company's Chief Executive Officer, other than the grant of stock options or compensation pursuant to plans administered by the Board. Brian E. Shore, President and Chief Executive Officer of the Company, determines the annual salary and cash bonus for each executive officer other than himself. The Board also has a Stock Option Committee which administers the Company's Stock Option Plans, including decisions as to the number of options to grant to each executive officer. The amount of discretionary contributions to the Profit Sharing Plan for each fiscal year is determined by the Board of Directors.

      Salaries of executive officers are determined based on the significance of the position to the Company, individual experience and expertise, individual performance and information gathered informally as to compensation levels of comparable companies in the same geographic location as the Company. Brian
E. Shore reviews the salary of each key employee, including executive officers, annually and makes adjustments as appropriate.

      Decisions as to the award of annual cash bonuses to executive officers with respect to each fiscal year are made after the close of the fiscal year. The amount awarded to each executive officer is based on the Company's overall performance, individual performance, base salary level, bonuses paid in prior years and overall equity and fairness.

      The Company typically grants stock options under the Company's Stock Option Plan once each year. The Stock Option
Committee bases its decisions on individual performance, base salary and bonus levels, recommendations from senior management and overall equity and fairness.

      The Board decides annually the amount of the Company's contribution to the Profit Sharing Plan. The amount of such contribution is discretionary, but may not exceed 15% of the total remuneration paid to eligible employees or such other amount as is allowed under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to this limit, the Board determines the amount to be contributed for each year based on the Company's overall performance, the amount contributed in prior years and the amounts of prior contributions recently forfeited by eligible employees due to termination of employment prior to vesting. The Profit Sharing Plan is a broad-based plan in which numerous employees as well as executive officers are eligible to par ticipate. Once the Company contribution is made, amounts are allocated to eligible employees in accordance with a formula based on their remuneration.

      The Board, the Compensation Committee, the Stock Option Committee and Brian E. Shore use no set formulas in making their determinations and may afford different weight to different factors for each executive officer. Such weighting may vary from year to year.

      The Board and the Compensation Committee have reviewed the impact of Section 162(m) of the Code which limits the deductibility of certain otherwise deductible compensation in excess of $1 million paid to the Chief Executive Officer and the other executive officers named in the table set forth under the caption "Executive Compensation--Summary Compensation" elsewhere in this Proxy Statement. It is the Company's policy to attempt to design its executive compensation plans and arrangements to be treated as tax deductible compensation wherever, in the judgment of the Board or the Compensation Committee, as the case may be, to do so would be consistent with the objectives of that compensation plan or arrangement. Accordingly, the Board and the Compensation Committee from time to time may consider whether changes in the Company's compensation plans and arrangements may be appropriate to continue to fulfill the requirements for treatment as tax deductible compensation under the Code.

       The Board of Directors    Compensation Committee and
                                 Stock Option Committee

       Mark S. Ain               Anthony Chiesa
       Anthony Chiesa            Lloyd Frank
       Lloyd Frank               Jerry Shore
       Brian E. Shore
       Jerry Shore


Compensation Committee Interlocks and Insider Participation

      Anthony Chiesa, a member of the Compensation and Stock Option Committees, is a former Vice President of the Company who retired in 1977. Lloyd Frank, also a member of such Committees, is a partner of the law firm Jenkins & Gilchrist Parker Chapin LLP, which firm was retained to provide counsel to the Company during its last fiscal year and which the Company has retained during its current fiscal year. Jerry Shore, the third member of such Committees, was President of the Company until March 4, 1996 and Chief Executive Officer of the Company until November 19, 1996. Brian E. Shore, a director of the Company who is also an executive officer of the Company, participated in deliberations of the Board relating to the amount of the Company's contribution to the Profit Sharing Plan during the Company's last fiscal year, and Brian E. Shore determines the annual salary and cash bonus for each executive officer of the Company, other than himself.

                     STOCK PERFORMANCE GRAPH

      The graph set forth below compares the annual cumulative total return for the Company's five fiscal years ended March 3, 2002 among the Company, the New York Stock Exchange Market Index (the "NYSE Index") and a Media General Financial Services index for electronic components and accessories manufacturers (the "Group Index") comprised of the Company and 266 other companies. The companies in the Group Index are classified in the same three-digit industry group in the Standard Industrial Classification Code system and are described as companies primarily engaged in the manufacture of electronic components and accessories. The returns of each company in the Group Index have been weighted according to the company's stock market capitalization. The graph has been prepared based on an assumed investment of $100 on February 28, 1997 and the reinvestment of dividends (where applicable).

[Graph to come]



                  1997     1998     1999     2000      2001    2002
Park            $100.00   $133.37  $114.83 $ 96.95   $216.98  $169.08
Electrochemical
Group Index      100.00    120.10   144.79  427.49    187.13   162.10
NYSE Index       100.00    132.69   145.88  147.72    158.52   148.85



        APPROVAL OF THE COMPANY'S 2002 STOCK OPTION PLAN

      At the Meeting, shareholders will be asked to approve the 2002 Stock Option Plan to replace the Company's 1992 Stock Option Plan, since authority to grant additional options under the 1992 Stock Option Plan expired on March 24, 2002, ten years after the adoption of such Plan, in accordance with the terms of that Plan. The Board of Directors of the Company adopted the proposed 2002 Stock Option Plan, subject to shareholder approval, on May 21, 2002.

     Since 1961, the Company has had in effect stock option plans for employees of the Company and its subsidiaries. The Board of Directors is of the opinion that the 2002 Stock Option Plan, and its predecessor plans, including the 1982 Stock Option Plan and the 1992 Stock Option Plan, have been of significant importance and benefit to the Company and its shareholders in enabling the Company to attract and retain directors, officers and other key employees and in increasing their commitment to the Company's continued success and better aligning their economic interests with the Company and its shareholders. The Board of Directors believes that the Company's continued success depends in large part upon its ability to attract and retain personnel of high caliber and that one of the most effective means of attaining these objectives is to afford them an opportunity, through purchase of shares, to acquire a proprietary interest in the Company. In the view of the Board of Directors, the proposed 2002 Stock Option Plan will enable the Company to continue to realize the benefits of stock options.

      On May 21, 2002, the Board of Directors adopted the 2002 Stock Option Plan, subject to approval by shareholders at the Meeting. The 2002 Stock Option Plan became effective upon its adoption by the Board. Like the 1992 Plan, the 2002 Stock Option Plan is designed to provide for the grant of options which will qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options which will not qualify as incentive stock options.

      The maximum number of shares of the Company's Common Stock with respect to which options may be granted under the 2002 Stock Option Plan is 900,000 shares, subject to adjustment (together with the exercise price of options) to reflect any change in the Company's outstanding shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations or other similar events affecting the number or kind of outstanding shares. Options may be granted under the 2002 Stock Option Plan to key employees and consultants, including officers and directors who are employees of the Company or any of its subsidiaries, and to directors of the Company who are not employees of the Company or any of its subsidiaries. At May 21, 2002, 161 employees of the Company and its subsidiaries were participants in the 1992 Stock Option Plan, and approximately 200 employees will be eligible to participate in the 2002 Stock Option Plan.

      The closing price of the Company's Common Stock on the  New
York Stock Exchange on May 31, 2002 was $29.65 per share.

Summary of 2002 Stock Option Plan

      The  following summary of the material features of the 2002
Stock Option Plan (the "Plan") does not purport to be complete and is qualified in its entirety by the terms of the Plan.

      The primary objective of the Plan is to promote shareholder value by providing appropriate incentives to employees and certain other individuals who perform services for the Company and its affiliates.

      The Plan is administered by the Board or by a committee of one or more members appointed by the Board (the "Committee"). At present, the Committee consists of Messrs. Lloyd Frank, Anthony Chiesa and Jerry Shore. The Plan provides for the granting of stock options to key employees and consultants, including officers and directors of the Company or any of its subsidiaries, whether or not such directors are employees of the Company or any of its subsidiaries. The Committee has authority to determine the individuals to receive options, the number of shares subject to each option, whether options shall be incentive stock options or non-qualified stock options and other pertinent terms and provisions of the options. The Committee also has authority to make all other determinations that it decides are necessary or desirable in the interpretation and administration of the Plan.

     The Plan provides that, without the prior approval of the Company's shareholders, options granted under the Plan may not be repriced by lowering the exercise price thereof, or by cancellation of outstanding options with subsequent replacement, or regrant of options with lower exercise prices.

      Options granted under the Plan will be subject to, among other things, the following terms and conditions:

          (i) The option price per share will be determined by the Committee but will not be less than 100% of the fair market value of the Common Stock on the date the options are granted. The option price will be payable in full upon exercise in cash, shares of Common Stock or any combination thereof. The Committee may, in its discretion, include a provision in a particular option to allow the holder to surrender such option in whole or in part in lieu of the exercise of such option if the fair market value of the shares of Common Stock subject to such option exceeds the option price and to receive a payment in cash, shares of Common Stock or a combination of cash and shares of Common Stock equal to the amount by which such fair market value exceeds the option price.

           (ii) Options may be granted for terms up to but not exceeding ten years, in the case of incentive stock options, and ten years and one month, in the case of non-qualified stock options.

           (iii) Incentive stock options may not be granted under the Plan to any employee or director who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary or of a parent of the Company unless the option price is at least 110% of the fair market value of the Common Stock on the date the option is granted and the term of the option does not exceed five years from the date of grant.

           (iv) In addition, the aggregate fair market value of the shares of Common Stock as to which incentive stock options may be granted under the Plan (and any other incentive stock options satisfying the requirements of the Code granted under any other plan of the Company and its subsidiaries and any parent of the Company) which options are exercisable for the first time by any particular optionee during any calendar year shall not exceed $100,000.

          (v) An option may not be transferred other than by will or by the laws of descent and distribution, and an option may be exercised during the holder's lifetime only by the holder.

           (vi) If any optionee's employment or service as a director or consultant is terminated for any reason other than disability or death, unless otherwise provided in connection with the grant of a particular option, the option may be exercised only within three months after such termination (but not after the date the option would otherwise expire) to the extent shares were purchasable at the date of termination; provided that if the optionee's employment or service as a director or consultant is terminated for cause or without the consent of the Company, the option shall (to the extent not previously exercised) terminate immediately.

           (vii) If an optionee's employment or service as a director or consultant is terminated by reason of disability, unless otherwise provided in connection with the grant of a particular option, the option may be exercised, to the extent that the optionee was entitled to do so at the termination of his employment or service as a director or consultant, at any time within one year after such termination (but not after the date the option would otherwise expire).

           (viii) In the case of the death of an optionee while employed or while serving as a director or consultant or within three months after termination of his employment or service as a director or consultant (unless such termination was for cause or without the consent of the Company), unless otherwise provided in connection with the grant of a particular option, the option may be exercised by the optionee's executor, administrator or other persons entitled by law to his rights under the option, to the extent the optionee was entitled to do so at the date of his death, at any time within six months after the date of such death (but not after the date the option would otherwise expire).

            (ix) In connection with the termination of employment or service as a director or consultant of any particular optionee, as described in paragraph (vi) or (vii) above and in connection with the death of any particular optionee as described in paragraph (viii) above, the Committee may, in its discretion, permit a longer period for exercise of an option than that referred to in paragraph (vi), (vii) or (viii) above, as the case may be, or permit such option to be exercisable in whole or in part with respect to shares of Common Stock as to which such option was not otherwise exercisable at the time of such termination, disability or death, as the case may be. Any such action of the Committee with respect to incentive stock options is subject to the limitations provided by the Code.

      The Board shall make appropriate adjustments in the number and kind of shares or other property and option price of shares subject to outstanding options and in the number and kind of shares or other property available for option under the Plan in the event of any stock dividend, recapitalization, merger, consolidation, split-up, subdivision, combination or exchange of shares or the like.

     Unless otherwise determined by the Board or the Committee at the time of grant, each option will become fully exercisable upon the occurrence of a Change in Control, as defined in the Plan.

      Upon the expiration or termination of unexercised options, shares of Common Stock subject thereto will again be available for grant under the Plan. No options may be granted under the Plan after May 21, 2012. Options outstanding on such date shall, however, in all respects continue subject to the Plan.

      The Board or the Committee may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever, provided, however, that the requisite stockholder approval shall be required if and to the extent the Board or Committee determines that such approval is appropriate or necessary for purposes of satisfying Sections 162(m) or 422 of the Code or Rule 16b-3 under the Securities Exchange Act of 1934, as amended from time to time, or other applicable law or requirement.

      The Plan contains a provision that allows the Committee to provide for special terms for grants of options to employees who are foreign nationals or who are employed by the Company or any subsidiary of the Company outside the United States. This provision will facilitate the making of grants under the Plan to persons located outside the United States in that the Committee can authorize that special terms be contained in options that may be necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may also approve supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for making such grants. No special terms, supplements, amendments or restatements, however, will include any provision that is inconsistent with the terms of the Plan unless the Plan could have been amended to eliminate the inconsistency without further approval by the shareholders of the Company.

United States Federal Income Tax Consequences

      The following is a summary of the United States federal income tax consequences under current tax law (without regard to any proposed changes, which may be retroactive in effect) with respect to incentive stock options and non-qualified stock options granted to U.S. employees and directors. For this purpose, it is assumed that the shares acquired pursuant to the exercise of any option are held by the optionee as a capital asset. Certain other rules not discussed here apply to the use of previously acquired shares of Common Stock in payment of the option exercise price.

  Incentive Stock Options

      In general, no taxable income will be recognized by an optionee upon the grant or exercise of an incentive stock option. The optionee's tax basis in the shares received on the exercise of such an option will be equal to the option price paid by the optionee for such shares.

      If the shares received upon the exercise of any incentive stock options are held for more than one year after the date of transfer of such shares to the optionee and more than two years from the date of grant of the option, any gain or loss recognized by the optionee on the subsequent sale of the stock will be a long-term capital gain or loss, as the case may be.

      If the shares received upon the exercise of an incentive stock option are disposed of prior to the end of such holding periods, an amount equal to the excess (if any) of (a) the lower of the disposition price or the fair market value of such shares on the date of exercise of the incentive stock option, over (b) the optionee's tax basis in such shares will be treated as ordinary income, and any further gain will be a short-term or long-term capital gain depending upon the period the shares were held. Any loss on the disposition of such shares will be a short-term or long-term capital loss depending upon the period the shares were held.

      The Company will not receive any tax deduction on the grant or exercise of an incentive stock option. However, the Company will be entitled to a tax deduction in the amount of any ordinary income recognized by an optionee.

  Non-Qualified Options

     No taxable income will be recognized by an optionee upon the grant of a non-qualified stock option. Upon the exercise of the option, the excess of the fair market value of the shares at the time of such exercise over the exercise price will be treated as compensation. Any amounts treated as compensation (i) will be taxable as ordinary income to the optionee and (ii) generally will be allowed as an income tax deduction to the Company. The optionee's tax basis for shares acquired upon exercise of the option will be increased by any amounts so treated as compensation.

      Any gain or loss realized by an optionee on the subsequent sale of shares acquired upon the exercise of a non-qualified stock option will be short-term or long-term capital gain or loss depending on the period the shares were held.

  Cancellation or Surrender

     Consideration received by an optionee upon the surrender to, or cancellation by, the Company of either an incentive or non-qualified stock option will be taxable as ordinary income to the optionee and generally allowed as an income tax deduction to the Company.

  Alternative Minimum Tax

     In addition to the federal income tax consequences described above, an optionee may also be subject to the federal alternative minimum tax. In general, upon the exercise of any incentive stock option an amount equal to the excess of the fair market value of the shares acquired on the exercise date over the exercise price will be treated as an item of adjustment for purposes of the alternative minimum tax. If, however, the shares are disposed of in the same taxable year in which the exercise occurs, the maximum amount that will be treated as an item of adjustment will be an amount equal to the excess of the amount received upon such disposition over the exercise price.

New Plan Benefits

      Options under the Plan will be granted at the sole discretion of the Committee and performance criteria, if any, may vary from year to year and from participant to participant. Therefore, benefits under the Plan are not determinable. Compensation paid and other benefits granted to directors and executive officers of the Company for the 2002 fiscal year are set forth under the captions "Election of Directors" and "Executive Compensation" elsewhere in this Proxy Statement.
Vote Required

      The affirmative vote of a majority of the votes cast at the Meeting is required to approve the Plan, provided that the total votes cast represent a majority of the outstanding shares of Common Stock. For purposes of determining whether the total votes cast represent a majority of the outstanding shares of Common Stock, abstentions and broker non-votes are considered to be shares entitled to vote and will therefore make it more difficult to meet this requirement.

     The Board of Directors recommends that shareholders vote FOR the approval of the 2002 Stock Option Plan. Proxies will be voted in accordance with their terms and, in the absence of contrary instructions, for the approval of the Plan.


     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10 percent shareholders are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Company, or written representations that no Form 5 reports were required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during the 2002 fiscal year.

                      SHAREHOLDER PROPOSALS

      Shareholder proposals intended to be presented at the year 2003 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at the Company's principal executive offices for inclusion in the Proxy Statement and form of Proxy relating to that meeting by February 9, 2003. In order for shareholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Company at the Company's principal executive offices by April 18, 2003. The Company's By-Laws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the By-Laws, not later than April 18, 2003 and not earlier than March 19, 2003.

                          OTHER MATTERS

Audit Committee Report

The Securities and Exchange Commission's rules now require the Company to include in its Proxy Statement a report from the Audit Committee of the Board. The following report concerns the Committee's activities regarding oversight of the Company's financial reporting and auditing process.

Notwithstanding anything to the contrary in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement into future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

                       __________________

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the accounting, auditing, financial reporting and internal control functions of the Company and its subsidiaries. The Board of Directors has determined that all members of the Audit Committee are "independent", as required by the rules of the New York Stock Exchange. The Committee functions pursuant to a Charter that has been adopted by the Board, as required by rules of the New York Stock Exchange and the Securities and Exchange Commission, a copy of which was attached as Appendix A to the Company's Proxy Statement for its Annual Meeting of Shareholders held on July 18, 2001, as required by rules of the Securities and Exchange Commission.

As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to provide reasonable assurance of compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for planning and carrying out an audit in accordance with generally accepted auditing standards and expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended March 3, 2002 with management and with Ernst & Young LLP, the Company's independent public accountants for the 2002 fiscal year. The Audit Committee has also received from the independent accountants a letter pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect, and has discussed the matters referred to in such letter with the independent accountants. The Audit Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Audit Committee has considered whether the provision of non-audit services by the independent accountants to the Company is compatible with maintaining the accountants' independence and has discussed with Ernst & Young LLP their independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. The Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements for the fiscal year ended March 3, 2002 has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's accountants are in fact "independent".

Based upon the review and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 3, 2002 for filing with the Securities and Exchange Commission.


                             Audit Committee

                             Mark S. Ain
                             Anthony Chiesa
                             Lloyd Frank

Audit and Other Fees

     The aggregate fees billed by Ernst & Young, LLP for services rendered for the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the quarterly financial statements included in the Company's Form 10-Q Quarterly Reports filed with the Securities and Exchange Commission for the most recent fiscal year were $402,925. The aggregate fees billed for services rendered by Ernst & Young, LLP, other than audit services, were $157,008, including fees for audit related services of $22,431 and fees for non-audit services of $134,577. Audit related services included statutory audits of foreign subsidiaries and the annual audit of the Company's Employees' Profit Sharing and 401(k) Retirement Savings Plan, and non-audit services included tax advice and services, legal services in Europe and litigation assistance. Ernst & Young, LLP did not render financial information systems design and implementation services to the Company for the most recent fiscal year.

Auditors

      Upon the recommendation of the Audit Committee, the Board has appointed Ernst & Young LLP, the Company's independent auditors for the past fiscal year, as the auditors of the Company for the current fiscal year. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if such representative so desires and will be available to respond to appropriate ques tions.

Directors' and Officers' Liability Insurance

     The Company has for many years maintained directors' and officers' liability insurance and fiduciary liability insurance covering the directors and officers of the Company and its subsidiaries against certain claims arising out of their service to the Company and its subsidiaries and to certain employee benefit plans of the Company and its subsidiaries. The current directors' and officers' liability insurance policy runs for a period of three years expiring May 17, 2003 at a total three-year cost of $220,500; and the current fiduciary liability insurance policy runs for a period of one year expiring June 17, 2003 at a one-year cost of $22,000.

Proxy Solicitation

      The  Company  will bear the expense of proxy  solicitation.
Directors,  officers  and  employees  of  the  Company  and   its
subsidiaries  may solicit proxies by mail, telephone,  telegraph,
facsimile   or   in  person  (but  will  receive  no   additional
compensation  for  such  solicitation).  The  Company  also   has
retained D. F. King & Co., Inc., New York, New York, to assist in the solicitation of proxies in the same manner at an anticipated fee of approximately $6,000, plus reimbursement of certain out-of-
pocket   expenses.  In  addition,  brokerage  houses  and   other
custodians, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorizations for the execution of proxies, and if they in turn so request, the Company will reimburse such brokerage houses and other custodians, nominees and fiduciaries for their expenses in forwarding such material.

Other Matters to be Presented to the Meeting

      The Board does not know of any other matters to be brought before the Meeting. If any other matters not mentioned in this
Proxy Statement are properly brought before the Meeting, including matters incident to the conduct of the Meeting or relating to the adjournment thereof, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.

Annual Report

      The Annual Report, including financial statements, of the Company for the fiscal year ended March 3, 2002 is enclosed herewith but is not a part of the proxy soliciting material.

                              By Order of the Board of Directors,



                                     Stephen E. Gilhuley
                                    Senior Vice President,
                                Secretary and General Counsel




Dated:  June 10, 2002




[PROXY CARD]
                   PARK ELECTROCHEMICAL CORP.
     PROXY FOR ANNUAL MEETING OF SHAREHOLDERS July 17, 2002
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby constitutes and appoints ANTHONY CHIESA, LLOYD FRANK and BRIAN E. SHORE, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of PARK ELECTROCHEMICAL CORP. (the "Company") to be held at The Bank of New York, One Wall Street, New York, New York on July 17, 2002 at 2:00 o'clock P.M., New York time, and any adjournments or postponements thereof, to vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present upon the following matters:

   The  Board  of Directors recommends a vote "FOR"  proposals  1 and 2.

1. ELECTION OF DIRECTORS

   [ ] FOR all nominees listed below (except as marked to the contrary below).

   [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

        MARK S. AIN, ANTHONY CHIESA, LLOYD FRANK,
             BRIAN E. SHORE and JERRY SHORE

    (INSTRUCTION: To withhold authority to vote for any individual nominee, check the "FOR" box above and write the nominee's name in the space provided below.)

     ____________________________________________________________

2. APPROVAL OF 2002 STOCK OPTION PLAN.

   [  ] FOR          [  ] AGAINST          [  ] ABSTAIN

3. The transaction of such other business as may properly come before the meeting.

    Each properly executed proxy will be voted in accordance with specifications made hereon. If no specification is made, the shares represented by this Proxy will be voted "FOR" the nominees, "FOR" the proposed 2002 Stock Option Plan, and in the discretion of the Proxies on any other business as may properly come before the meeting.

    The  undersigned hereby acknowledges receipt of the Company's
2002  Annual  Report and the accompanying Notice of  Meeting  and
Proxy   Statement  and  hereby  revokes  any  proxy  or   proxies
heretofore given.

                              Dated:_______________________, 2002

                              ___________________________________


                              ___________________________________
                              (Signature(s) of Shareholder(s))

                              Please  date  and sign  exactly  as
                              name   appears  hereon.  Executors,
                              administrators,   trustees,    etc.
                              should so indicate when signing. If
                              shares   are  held  jointly,   both
                              owners should sign.